EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 registration statement pertaining to the EZchip Semiconductor Ltd. (formerly LanOptics Ltd.) (the "Company") 2007 U.S. Equity Incentive Plan, of our reports dated March 27, 2008, with respect to the Company's consolidated financial statements for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of the Company, included in its Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Securities and Exchange Commission.




                                            /s/Kost Forer Gabbay & Kasierer
                                            KOST, FORER, GABBAY and KASIERER
                                            A member of Ernst & Young Global

Haifa, Israel
September 4, 2008